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                                                                   Exhibit 10.29

                   AMENDED AND RESTATED TERMINATION AGREEMENT


                 AMENDED AND RESTATED TERMINATION AGREEMENT, dated as of February 29, 1996, between RPS Realty Trust, a Massachusetts business trust (the "Trust"), and Herbert Liechtung, the President of the Trust ("Employee").

                                R E C I T A L S:

                 A. The Trust and Employee are parties to an Employment Agreement dated as of October 24, 1988 (the "Employment Agreement") and such agreement provides that the Trust intends to engage in the business of mortgage lending.

                 B. Under paragraph 3 of the Employment Agreement, upon the occurrence of a Business Change Event (as defined below), and provided Employee is at such time employed by the Trust, Employee may, at his option, by giving written notice to the Trust within 12 months of the occurrence of the Business Change Event, cause the Term of the Employment Agreement to terminate two months after such notice.

                 C. Pursuant to paragraph 3 of the Employment Agreement, if Employee elects to terminate his employment with the Trust as a result of a Business Change Event, the Trust is obligated to pay Employee a stated amount based on his average compensation (the "Business Change Event Payment").
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                 D.       In 1991, the Board of Trustees of the Trust
authorized the Trust to make direct and indirect equity investments in real property. Since such time, the Trust has acquired nine real properties by means of negotiated transactions with its borrowers or in connection with (or in lieu of) foreclosure, and has made only one new mortgage loan.

                 E. In 1993, the Trust announced that it intended to acquire equity interests in real properties, other than as a result of negotiated transactions with its borrowers and foreclosure. In connection therewith, during 1993 and early 1994 the Trust focused on several transactions which, if consummated, would have resulted in a significant increase in the Trust's assets invested in real properties, primarily shopping center properties.

                 F. In January 1994, the Trust sold its California mortgage loan portfolio.

                 G. In furtherance of the Trust's efforts to focus on direct equity investments, the Trust entered into a Master Agreement, dated as of April 10, 1995 (the "Original Master Agreement"), with Ramco-Gershenson, Inc. and its affiliates named therein (collectively "Ramco") pursuant to which the Trust agreed to acquire through an operating partnership interests in 22 Ramco properties (the "Ramco Transaction"). Pursuant to the Original Master Agreement, the Trust agreed that simultaneously with the





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closing of the Ramco Transaction or prior thereto, the Trust will dispose of its remaining mortgage loan assets or contribute such mortgage loan assets to a qualified REIT subsidiary, the stock of which will be distributed to the Trust's shareholders.

                 H. As of December 27, 1995, the Trust and Ramco entered into an Amended and Restated Master Agreement (the "Amended Master Agreement") pursuant to which the Trust and Ramco agreed on certain amended terms for the consummation of the Ramco Transaction.

                 I. The Trust and Employee agree that the execution of the Original Master Agreement constituted a Business Change Event within the meaning of the Employment Agreement entitling Employee to terminate the Employment Agreement.

                 J. The Trust and Employee have entered into an agreement dated as of March 1, 1995 relating to the termination of the Employment Agreement and the Employee's employment as President of the Trust (the "Original Termination Agreement"), which agreement the parties now desire to amend and restate in its entirety.

                 NOW, THEREFORE, the parties intending to be legally bound hereby, agree as follows:

                 1.       DEFINITIONS.  All capitalized terms not otherwise





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defined in this Agreement shall have the meanings set forth in the Employment
Agreement.

                 (a) "Business Change Event" -- For purposes of this Agreement and the Employment Agreement, a "Business Change Event" includes a change of the business carried on by the Trust having the effect that the Trust's business ceases to be primarily the business of mortgage lending.

                 2. TERMINATION. Effective as of the date hereof, the Employment Agreement and Employee's employment by the Trust shall, without any further action on the part of any party, be automatically terminated. From and after the date hereof, neither party to the Employment Agreement shall have any liability, rights or obligations with respect to such agreement, except that, notwithstanding such termination, the Trust shall remain obligated to perform its indemnification obligations under the Employment Agreement.

                 3.       PAYMENTS IN CONNECTION WITH TERMINATION.

                 a. Simultaneously herewith, the Trust has paid to Employee all accrued but unpaid salary and bonuses and any unreimbursed expenses owed to Employee under the Employment Agreement. Such amount has been paid to Employee in cash by means of certified check or wire transfer and has been evidenced by a written receipt executed by Employee.

                 b.       In accordance with the terms of the Employment





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Agreement and in consideration of the termination of such agreement and
Employee's employment by the Trust, on the date hereof, the Trust has paid Employee an amount equal to $1,478,402 (the "Termination Payment") in cash by means of certified check or wire transfer, in complete satisfaction and in lieu of its obligation to make the Business Change Event Payment. The Termination Payment has been evidenced by a written receipt executed by Employee.

                 4.       OPTION PLAN.   On the date hereof, Employee has
surrendered and the Trust has cancelled all share purchase options ("Stock Options") granted to Employee pursuant to the Trust's 1989 Employees' Stock Option Plan. The Trust and Employee hereby agree that all Stock Options are terminated, cancelled and have no further force and effect. Employee hereby agrees to execute, furnish and deliver, at the expense of the Trust, all such additional releases and such other further documents, instruments and agreements, as may be reasonably requested by the Trust in order to effect and evidence more fully the matters covered by this paragraph 4.

                 5. CONTINUATION OF MEDICAL COVERAGE. Until June 10, 1996, the Trust shall provide Employee with medical coverage no less favorable than the medical coverage Employee is currently receiving under the Trust's health plan in existence on the date hereof.





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                 6.       ASSIGNMENT OF LIFE INSURANCE POLICY.  On the date
hereof, the Trust has assigned to Employee or his designee the key man life insurance policy maintained by the Trust on Employee's life.

                 7. OFFICE AND SECRETARY. Until April 15, 1996, the Trust shall maintain its office space and equipment in Miami, Florida and shall continue to employ a part-time secretary at such office, in a manner consistent with past practice. Employee shall use such secretarial support, office space and equipment in his reasonable discretion, it being understood that the use of such secretarial support, office space and equipment shall not be devoted exclusively to the affairs of the Trust but rather shall also be devoted in part to Employee's personal and other activities.

                 8. PUBLIC ANNOUNCEMENT. Neither the Trust,on the one hand, nor Employee on the other hand, shall (and each such party shall use its reasonable efforts to cause its Affiliates, trustees, officers and employees, agents and representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or shareholders generally concerning the events contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the New York Stock Exchange, Inc. (and





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in either such case such party shall to the extent consistent with timely compliance with such requirement consult with the other party prior to making the required release announcement or statement).

                 9. BOARD OF TRUSTEES. The termination of Employee's employment by the Trust hereunder shall not impact Employee's status as a trustee of the Trust. Following the date hereof, Employee shall be deemed as an Independent Trustee under the Trust's Amended and Restated Declaration of Trust dated June 21, 1988.

                 10. EXCHANGE OF RELEASES. On the date hereof, (i) Employee executed and delivered to the Trust a release, substantially in the form of Exhibit A attached hereto and (ii) the Trust executed and delivered to Employee a release, substantially in the form of Exhibit B attached hereto.

                 11. LEGAL FEES. The Trust will pay or reimburse Employee for reasonable legal fees (including reasonable disbursements) incurred by Employee in connection with this Agreement and the Original Termination Agreement and Employee's personal tax and estate planning in an amount up to $70,000.

                 12. ADDITIONAL ORIGINATION BONUS. If, on or before June 10, 1996, the Trust consummates the Ramco Transaction, then on the





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date the Ramco Transaction is consummated, the Trust shall pay Employee an
Origination Bonus equal to $159,800.

                 13.      MISCELLANEOUS.

                          a.      Assignment.  This Agreement may not be
assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his successors and legal representatives.

                          b.      Attorney's Fees.  In any action or proceeding
brought by a party to enforce any provision of the Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by such party in connection with that action or proceeding (including, but not limited to, attorney fees).

                          c.      Exclusive Agreement; Amendment.  This
Agreement supersedes all prior agreements (including, without limitation, the Original Termination Agreement) among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement between the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the Trust and Employee.

                          d.      Governing Law.  This Agreement and all
amendments hereof shall be governed by the internal law of the State of New York, without regard to conflicts of law principles thereof.





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the first date written above.




                                        RPS REALTY TRUST


                                        By: /s/ Joel M. Pashcow
                                            ------------------------------------
                                            Name:
                                            Title:



                                            /s/ Herbert Liechtung
                                            ------------------------------------
                                            Herbert Liechtung





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                                                                       EXHIBIT A


                                FORM OF RELEASE

                 Herbert Liechtung, for himself and on behalf of his heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby remises, releases and forever discharges RPS Realty Trust (the "Trust") and its direct and indirect subsidiaries, shareholders, trustees, affiliates, predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the "Releasees"), and each of them, of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, arising out of or in connection with the Employment Agreement dated October 24, 1988 between Releasor and the Trust (the "Employment Agreement") and Releasor's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasees, or any of them with the exception of any rights to indemnification under paragraph 13 of the Employment Agreement and any rights under the





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Amended and Restated Termination Agreement dated as of February 29, 1996 between Releasor and the Trust (the "Surviving Claims").

                 Releasor hereby acknowledges that he may hereafter discover facts in addition to or different from those he now knows or believes to be true with respect to the subject matter of this release but that it is his intention to, and he does hereby, fully, finally and forever settle and release any and all claims, demands, and causes of action, known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist, may hereafter exist or may heretofore have existed with respect to the subject matter of this release; in furtherance of such intention, he acknowledges that this release shall be and remain in effect as a full and complete release of any and all claims or matters he has, may have or may hereafter have against any Releasee arising out of or in connection with the Employment Agreement, with the exception of the Surviving Claims, notwithstanding the subsequent discovery or existence of such additional or different facts.

                 IN WITNESS WHEREOF, the undersigned has duly executed this release as of the 29th day of February, 1996.



                                            ------------------------------------
                                            Herbert Liechtung





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                                                                       EXHIBIT B

                                FORM OF RELEASE

                 RPS Realty Trust (the "Trust"), for itself and on behalf of its direct and indirect subsidiaries, shareholders, trustees, affiliates predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby remises, releases and forever discharges Herbert Liechtung and his heirs, executors, administrators, successors and assigns (collectively, the "Releasee"), of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, arising out of or in connection with the Employment Agreement dated October 24, 1988 between Releasee and the Trust (the "Employment Agreement") and Releasee's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasee, with the exception of any rights under the Amended and Restated Termination Agreement dated as of February 29, 1996 between Releasor and the Trust (the "Surviving Claims").





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                 Releasor hereby acknowledges that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of this release but that it is its intention to, and it does hereby, fully, finally and forever settle and release any and all claims, demands, and causes of action, known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist, may hereafter exist or may heretofore have existed with respect to the subject matter of this release; in furtherance of such intention, it acknowledges that this release shall be and remain in effect as a full and complete release of any and all claims or matters it has, may have or may hereafter have against any Releasee arising out of or in connection with the Employment Agreement, with the exception of the Surviving Claims, notwithstanding the subsequent discovery or existence of such additional or different facts.

                 IN WITNESS WHEREOF, the undersigned has duly executed this release as of the 29th day of February, 1996.


                                            RPS REALTY TRUST



                                            By:
                                               ---------------------------------




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